UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): August 11, 2008

China Clean Energy Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-126900	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Fujian Zhongde Technology Co., Ltd. Fulong Industry Zone Longtian Town Fuqing City Fujian, China	35013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-591-85773387

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, the board of directors of China Clean Energy Inc. (the “Company”) appointed Ri-wen Xue, its Chief Operating Officer and a director, as its principal financial and principal accounting officer to hold such positions until the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 with the Securities and Exchange Commission. Hong Yan, the Company’s Interim Chief Financial Officer, will no longer serve as the Company’s principal financial officer until the date immediately following the filing of such Quarterly Report with the Securities and Exchange Commission.

Mr. Xue, 43, joined the Company in 2000, became Vice President-Production and Engineering and Chairperson of the Board of Supervisors in December 2003 and became its Chief Operating Officer and a director in October 2006.

In connection with the Company’s January 2008 private placement, Mr. Xue agreed to place 201,680 shares of common stock held by him into an escrow account, with such shares to be released to investors in such private placement should the Company fail to either (i) commence the production of biodiesel at its currently proposed production facility in Jiang Yin, People’s Republic of China on or before January 1, 2009 or (ii) record at least $14,000,000 of adjusted net income for the fiscal year ending December 31, 2009. Should the Company successfully satisfy each of these two milestones, these shares of common stock will be returned to Mr. Xue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CLEAN ENERGY INC.

Dated: August 12, 2008	By:	/s/ Tai-ming Ou
Name: Tai-ming Ou
Title: Chief Executive Officer